UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2015
CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002
(Addresses of principal executive offices and zip codes)

Registrant's telephone number, including area code: (713) 830-2000

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
John Adams, Executive Vice President for Power Operations, has resigned for personal reasons effective August 4, 2015.  Mr. Adams will be succeeded by Tom Webb, who joined Calpine Corporation (the “Company”) in an advisory role effective August 5, 2015 and is expected to be appointed Executive Vice President for Power Operations by the Board of Directors effective August 12, 2015. Mr. Webb previously served as Senior Vice President for Power Operations at Calpine in 2009-2010.

In connection with his departure, the Company entered into a Separation Agreement (the “Separation Agreement”) with Mr. Adams on August 4, 2015. Pursuant to the Separation Agreement, Mr. Adams will be entitled to receive the following benefits: $493,440 in severance payments, nine months of the COBRA continuation coverage and 12 months of executive outplacement services. All payments and benefits to which Mr. Adams is entitled under the Separation Agreement are subject to tax withholding, as applicable. In consideration of the payments and benefits provided under the Separation Agreement, Mr. Adams is subject to certain non-disclosure, non-competition and non-solicitation restrictions. The Separation Agreement also provides for a full general release by Mr. Adams of the Company and its affiliates, officers, directors, and employees against all claims, whether known or unknown. Mr. Adams may revoke the Separation Agreement for a period of seven days from its execution. The Separation Agreement shall not become effective until the seven day revocation period has ended. Pursuant to the terms of the Amended and Restated Calpine Corporation 2008 Equity Incentive Plan, all of Mr. Adams’ outstanding unvested equity compensation awards granted to him by the Company are canceled as of August 4, 2015 and forfeited without additional consideration.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Separation Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which will be filed, assuming its effectiveness, as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

August 7, 2015

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